Exhibit 3.61

THIS SPACE FOR OFFICE USE ONLY

Submit the original	SECRETARY OF STATE
and one true copy	Corporation Division - Business Registry
$50.00	255 Capitol Street NE, Suite 151

FILED

Salem, OR 97310-1327

Registry Number:	(503) 986-2200 Facsimile (503) 378-4381	JUN - 1 1995
461403-80
Secretary of State

ARTICLES OF INCORPORATION
Business Corporation

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

ARTICLE 1:	Name of the corporation:	Kimball Hill Homes Oregon, Inc.

Note: The name must contain the word “Corporation”, “Company”, “Incorporated”, or “Limited”, or an abbreviation of one of such words.

ARTICLE 2:	Number of shares the corporation will have authority to issue:		1,000

ARTICLE 3:	Name of the initial registered agent:	C T CORPORATION SYSTEM

Address of initial registered office (must be a street address in Oregon which is identical to the registered agent’s business office):

	520 S. W. Yamhill, Suite 800	Portland	Oregon	07204
	Street and number	City		Zip code

Mailing address of registered agent (if different from the registered office):

Oregon
	Street and number or PO Box	City		Zip code

ARTICLE 4:	Address where the Division may mail notices:	(Attn:) James A. Moehling

	Hill Steadman &Simpson Sears Tower – 85th Floor 233 S. Wacker Drive	Chicago	IL	60606
	Street and number or PO Box	City	State	Zip code

ARTICLE 5:	Name and address of each incorporator:

James A. Moehling
Hill Steadman & Simpson Sears Tower – 85th Floor
Chicago, IL 60606
111(11/93)

Name of the corporation:	Kimball Hill Homes Oregon, Inc.

ARTICLE 6:	Name and address of each director (optional):

ARTICLE 7:	Other optional provisions:
	(a)	There shall be no cumulative voting of any shares of stock of the corporation for any purpose.

	(b)	No shareholder or shares shall have any preemptive rights to acquire any additional shares of stock of the corporation.

	(c)	All shares of stock of the corporation shall be common stock with no par value.

	(d)	There shall be no personal liability of a director of the corporation except to the extent otherwise required by the Oregon Business Corporation Act, as amended.

Execution:

/s/ James A. Moehling	James A. Moehling	Incorporator
Signature	Printed Name	Title

Incorporator
Signature	Printed Name	Title

Incorporator
Signature	Printed Name	Title

Person to contact about this filing:	James A. Moehling	(312) 876-0200
Name	Daytime phone number

MAKE CHECKS PAYABLE TO THE CORPORATION DIVISION OR INCLUDE YOUR VISA OR MASTERCARD NUMBER AND EXPIRATION DATE.                -               -               -                        /       . SUBMIT THE COMPLETED FORM AND FEE TO THE ABOVE ADDRESS OR FAX TO (503) 378-4381.

111 (11/93)